FOR IMMEDIATE RELEASE


                         BERKSHIRE HILLS BANCORP, INC.
                 ANNOUNCES 2006 ANNUAL MEETING AND RECORD DATES



PITTSFIELD, MA - January 18, 2006 - Berkshire Hills Bancorp, Inc. (the "Company") (NASDAQ:BHLB), the holding company for Berkshire Bank (the "Bank"), announced that its 2006 Annual Meeting of Stockholders will be held on May 4, 2006 at the Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts at 10:00 A.M. (ET). The voting record date has been set as March 16, 2006. The Company intends to distribute proxy solicitation materials on or about April 3, 2006.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks, and is the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts, with branch offices serving communities throughout Western Massachusetts and Northeastern New York. The Bank is committed to continuing to operate as an independent super community bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.

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News Contact:   Berkshire Hills Bancorp, Inc.
                Gerald A. Denmark, 413-236-3120
                Senior Vice President, General Counsel and Corporate Secretary gdenmark@berkshirebank.com
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